Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-04171 No. 333-58024,  No. 333-90642 and No. 333-90464 of ICU Medical, Inc. on Form S-8 of our report, dated March 11, 2005 relating to the consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows and financial statement schedule of ICU Medical, Inc. and subsidiaries for the year ended December 31, 2004 appearing in this Annual Report on Form 10-K of ICU Medical, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California

March 1, 2007

70